Exhibit 99.1

SciQuest Acquires Assets of Spend Radar, a Leading Spend Analysis Firm

Adds award-winning, cloud-based software for aggregating and analyzing data to its comprehensive spend management suite

CARY, N.C., September 28, 2012 – SciQuest, Inc., (NASDAQ: SQI) a leading provider of cloud-based spend management solutions, today announced that it has signed a definitive agreement to acquire Spend Radar LLC, a rapidly growing provider of fast, easy and flexible spend analysis software. SciQuest purchased Spend Radar’s assets for total consideration of approximately $8 million in cash and $2 million of common stock. SciQuest may also make additional payments of up to $7.5 million consisting of cash and stock if Spend Radar achieves certain revenue performance targets over the next 5 quarters. SciQuest expects the acquisition to close on or about October 1, 2012.

“The acquisition of Spend Radar represents further progress against the goals we announced at the beginning of the year and strengthens our strategic position as a leading provider of spend management software,” said Stephen Wiehe, president and CEO of SciQuest. “Their unique, next generation technology that includes powerful yet intuitive analytical tools, allows customers to gain a deep understanding of their spending patterns.

“Customers have asked for us to help them obtain a holistic view of their expenditures in order to maximize their negotiating leverage with suppliers, and we believe Spend Radar’s technology is the best tool to empower them to do so. As a result, we expect this acquisition will help us both gain new customers and broaden the solution suite we provide to existing customers.”

SciQuest expects the newly acquired operations to add approximately $0.5 million of non-GAAP revenue in the fourth quarter of 2012 and grow by approximately mid-twenties percent in full year 2013. The Company also anticipates that the newly acquired operations will be slightly dilutive to neutral to non-GAAP net income in the fourth quarter of 2012 and neutral to slightly accretive in 2013. The financial impact of the acquisition on a GAAP basis cannot be estimated until the allocation of the purchase price is made following the closing of the acquisition.

Non-GAAP Financial Measures

SciQuest provides all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, SciQuest presents non-GAAP financial measures in reporting its financial results to provide investors with additional tools to evaluate SciQuest’s operating results in a manner that focuses on what SciQuest believes to be its ongoing business operations and what SciQuest uses to evaluate its ongoing operations and for internal planning and forecasting purposes. SciQuest’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. SciQuest’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets; (ii) the impact of stock-based compensation; (iii) other significant items, such as acquisition related expenses; (iv) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and (v) the purchase accounting impact on deferred revenue; and the non-GAAP measures that exclude such information in order to assess the performance of SciQuest’s business and for planning and forecasting in subsequent periods. Whenever SciQuest uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure to the extent possible. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein.

About SciQuest

SciQuest’s (NASDAQ: SQI) easy to use solutions help contract management, procurement, and accounts payable professionals make daily operations efficient through smart automation, and turn the focus on more strategic decisions that impact the bottom line. With unmatched visibility into spending, combined with the Power of Q — the Company’s unique combination of products and support — SciQuest provides organizations with a strategic approach to procurement, improving bottom-line results.

To join the conversation, please visit our blog, The Open Kitchen—http://www.sciquest.com/blog or follow us on Twitter @SciQuest.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements, including all references to financial performance in future periods. These forward-looking statements include references to the integration of Upside’s CLM solution, our long-term strategy and the impact of the acquisition on non-GAAP revenue and non-GAAP net income for 2012 and 2013. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our Annual Report on Form 10-K and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

SciQuest Media contact:

SciQuest, Inc.

Michelle Perkins, 919-659-2228

mperkins@sciquest.com

SciQuest Investor contact:

SciQuest, Inc.

Jamie Andelman, 919-659-2322

jandelman@sciquest.com

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